EXHIBIT 17.1

                  U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549

                                FORM 24F-2
                     ANNUAL NOTICE OF SECURITIES SOLD
                          PURSUANT TO RULE 24F-2

Read instructions at end of Form before preparing Form.
Please print or type.


1.  Name and address of issuer:
                   Federated American Leaders Fund, Inc.
                   Federated Investors
                   Federated Investors Tower
                   Pittsburgh, Pennsylvania 15222-3779


2. Name of each series or class of funds for which this notice is filed: Federated American Leaders Fund, Inc.



3.  Investment Company Act File Number:  811-1704
Securities Act File Number:  2-29786

4.  Last day of fiscal year for which this notice is filed:
March 31, 1996
5. Check box if this notice is being filed more than 180 days after the close of the issuer's fiscal year for purposes of reporting securities sold after the close of the fiscal year but before termination of the issuer's
24f-2 declaration:  [   ]


6.  Date of termination of issuer's declaration under rule
24f-2(a)(1), if applicable:


7. Number and amount of securities of the same class or series which had been registered under the Securities Act of 1933 other than pursuant to rule 24f-2 in a prior fiscal year, but which remained unsold at the beginning of the fiscal year: 0; $0


8. Number and amount of securities registered during the fiscal year other than pursuant to rule 24f-2: 0; $0


9. Number and aggregate sale price of securities sold during the fiscal year (includes DRIP shares): 22,875,955; $429,232,094


10. Number and aggregate sale price of securities sold during the fiscal year in reliance upon registration pursuant to rule 24f-2: 22,875,955; $429,232,094


11. Number and aggregate sale price of securities issued during the fiscal year in connection with dividend reinvestment plans, if applicable:

12.  Calculation of registration fees:

     (i)  Aggregate sale price of securities sold during         the fiscal
year in reliance on rule 24f-2
          (from Item 10):  $429,232,094
     (ii) Aggregate price of shares issued in connection
          with dividend reimbursement plans
          (from Item 11, if applicable)      +
     (iii)Aggregate price of shares redeemed or repurchased during the fiscal year (if applicable)- 7,801,360

     (iv) Aggregate price of shares redeemed or repurchased
          and previously applied as a reduction to filing
          fees pursuant to rule 24e-2 (if applicable) +   0
     (v)  Net aggregate price of securities sold and issued
          during the fiscal year in reliance on rule 24f-2
          [line (i), plus line (ii), less line (iii), plus
          line (iv)] (if applicable):  341,430,734


     (vi) Multiplier prescribed by Section 6(b) of the Securities Act of 1933 or other applicable law or regulation (see Instruction C.6): x 1/2900
     (vii)Fee due [line (i) or line (v) multiplied by line
          (vi)]:$117,735

Instruction:Issuers should complete lines (ii), (iii), (iv), and (v) only if the form in being filed within 60 days after the close of the issuer's fiscal year. See Instruction C.3.
13. Check box if fees are being remitted to the Commission's lockbox depository as described in section 3a of the Commission's Rules of Informal and Other Procedures (17 CFR 202.3a). [ ]

Date of mailing or wire transfer of filing fees to the Commission's lockbox depository: May 15, 1996

                                SIGNATURES

This report has been signed below by the following persons on behalf of the issuer and in the capacities and on the dates indicated.

By (Signature and Title)*
                    Charles H. Field
                    Assistant Secretary


Date:               May 15, 1996

 *  Please print the name and title of the signing officer





                     FEDERATED ADMINISTRATIVE SERVICES

                         FEDERATED INVESTORS TOWER
                         PITTSBURGH, PA 15222-3779
                               412-288-1900

                               May 15, 1996


Federated American Leaders Fund, Inc.
(formerly:  American Leaders Fund, Inc.)
Federated Investors Tower
Pittsburgh, PA  15222-3779

Gentlemen:

You have requested my opinion for use in conjunction with a Rule 24f-2 Notice for Federated American Leaders Fund, Inc. (formerly: American Leaders Fund, Inc.) ("Corporation") to be filed in respect of shares of the Corporation ("Shares") sold for the fiscal year ended March 15, 1996, pursuant to the Corporation's registration statement filed with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933 (File No. 2-29786) ("Registration Statement").

In its Registration Statement, the Corporation elected to register an indefinite number of shares pursuant to the provisions of Investment Company Act Rule 24f-2.

As counsel I have participated in the preparation and filing of the Corporation's amended Registration Statement under the Securities Act of 1933. Further, I have examined and am familiar with the provisions of the Articles of Incorporation dated July 22, 1968, the Bylaws of the Corporation and such other documents and records deemed relevant. I have also reviewed questions of law and consulted with counsel thereon as deemed necessary or appropriate by me for the purposes of this opinion.

On the basis of the foregoing, it is my opinion the Shares sold for the fiscal year ended March 15, 1996, registration of which the Rule 24f-2 Notice makes definite in number, were legally issued, fully paid and non-assessable by the Corporation.

I hereby consent to the filing of this opinion as an exhibit to the Rule 24f-2 Notice referred to above, the Registration Statement of the Corporation and to any application or registration statement filed under the securities laws of any of the States of the United States.

The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of Maryland, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.


                                   Very truly yours,

                                   /s/ Charles H. Field
                                   Charles H. Field




                   FEDERATED AMERICAN LEADERS FUND, INC.

                            Federated Investors
                         Federated Investors Tower
                    Pittsburgh, Pennsylvania 15222-3779

                               May 15, 1996



EDGAR Operations Branch
Securities and Exchange Commission
Division of Investment Management
450 Fifth Street, Northwest
Washington, DC 20549

RE: Rule 24f-2 Notice for FEDERATED AMERICAN LEADERS FUND, INC.
       1933 Act File No. 2-29786
       1940 Act File No. 811-1704

Dear Sir or Madam:

Pursuant to the provisions of Rule 24f-2 of the Investment Company Act of 1940, I enclose the Rule 24f-2 Notice for the Federated American Leaders Fund, Inc.

Since the aggregate sales price of securities sold by the fund during the period for which the Rule 24f-2 Notice is filed exceeded the aggregate redemption proceeds of securities redeemed, an additional filing fee in the amount of $117,735 pursuant to Rule 24f-2(c) has been FedDirect wire transferred to the U.S. Treasury Lockbox at Mellon Bank in Pittsburgh.

As required by Rule 24f-2(b)(1)(v), a conformed opinion of counsel has been electronically filed herewith which indicates whether the securities, the registration of which this Notice makes definite in number, were legally issued, fully paid and non-assessable.

                                   Very truly yours,



                                   /s/ Charles H. Field
                                   Charles H. Field
                                   Assistant Secretary

Enclosures

cc:  Charles H. Morin, Esquire
     Matthew G. Maloney, Esquire